                                                                   Exhibit 10.21

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of September 29, 2006 (the "Agreement"), by and among ATX Communications, Inc., a Delaware corporation (the "Company"). LUK CLEC LLC, a Delaware limited liability company, in its capacity as the agent, representative and attorney-in-fact of the Sellers (as hereinafter defined) (the "Sellers' Representative"). Broadview Networks Holdings, Inc. (the "Buyer"), a Delaware corporation, and JPMorgan Chase Bank, N.A., a National Banking Association, as escrow agent (the "Escrow Agent"). Defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

                                    RECITALS:

     WHEREAS, Buyer and the stockholders of the Company listed on Schedule 1 hereto (collectively, the "Sellers") are parties to a Stock Purchase Agreement, dated as of June 26, 2006 (the "Purchase Agreement"), pursuant to which Buyer will purchase, and Sellers will sell, all of the outstanding shares of capital stock of the Company (the "Shares"), upon the terms more fully set forth in the Purchase Agreement;

     WHEREAS, Section 9.8 of the Purchase Agreement provides for the payment by Sellers of certain liabilities of the Company which arose in connection with the Company's reorganization under Chapter 11 of the United States Bankruptcy Code;

     WHEREAS, Section 12 of the Purchase Agreement provides for the indemnification of Buyer by Sellers for certain losses that may be incurred by Buyer;

     WHEREAS, pursuant to Section 11 of the Purchase Agreement, LUK CLEC LLC was appointed as the Sellers' Representative in connection with the Purchase Agreement and this Agreement, and LUK CLEC LLC agreed to act as the Sellers' Representative; and

     WHEREAS, this Agreement is an essential part of the consideration for which Buyer is willing to enter into the Purchase Agreement and to consummate the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

     1. Appointment of Escrow Agent; Escrow Account.

     (a) Buyer and the Sellers' Representative hereby designate and appoint the Escrow Agent as escrow agent to act in accordance with the terms of this Agreement, and the Escrow Agent agrees to act as such escrow agent on the terms, conditions and provisions provided in this Agreement.

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     (b) Simultaneously with the execution of this Agreement, Buyer has deposited $3,240,863.17 (the "Escrow Amount") with the Escrow Agent in a separate account to be maintained by the Escrow Agent (the "Escrow Account").

     (c) The Escrow Amount and any interest earned in the Escrow Account, as may be reduced from time to time in accordance with this Agreement, shall be hereinafter referred to as the "Escrow Account Balance." The Escrow Agent shall hold, invest, reinvest, manage, administer, distribute and dispose of the Escrow Account Balance in accordance with the terms and conditions of this Agreement.

     2. Investment of Escrow Account Balance. Until the termination of this Agreement, the Escrow Account Balance shall be fully invested and reinvested in a JPMorgan Chase Bank Money Market Account, or as otherwise mutually instructed by Buyer and the Sellers' Representative and acceptable to the Escrow Agent, by the Escrow Agent, who shall have the authority to liquidate any investment as required to administer its duties hereunder. The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in value of the Escrow Account Balance due to losses resulting from authorized investments made pursuant to this Agreement.

     3. Payments From Escrow. The Escrow Agent shall hold the Escrow Account Balance in accordance with this Agreement and shall make payments from the Escrow Account Balance only as provided by Sections 3, 4 and 12 hereof or as further directed in writing by both Buyer and the Sellers' Representative:

     (a) In the event the Escrow Agent is duly instructed to disburse funds out of the Escrow Account Balance to any party under the terms of this Agreement, the Escrow Agent shall disburse such funds in one of the following manners (as specified in such instruction): (i) by mailing a check to such party at the address set forth in the instruction; or (ii) by wire transfer of immediately available funds to the account specified in such instruction; provided that if the Escrow Agent is instructed to transfer funds from the Escrow Account to any bank for the account of any party, the Escrow Agent may require the party issuing the instruction to agree to appropriate security procedures to verify that the instruction is that of such issuing party.

     (b) Buyer shall be paid such amounts as are authorized to be paid to Buyer pursuant to Section 4 below.

     (c) Within two (2) banking days of the Escrow Agent's having received a copy of a Final Determination for an Open Claim, the amount, if any, payable to Buyer under the Final Determination for such Open Claim shall be paid to Buyer from the Claim Reserve for such Open Claim and the balance of such Claim Reserve shall be returned to the Escrow Account, except as described in Section 4(e) or
Section 5, less amounts payable to the Escrow Agent pursuant to Section 12 below.


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     (d) All payments to be made to Sellers' Representative pursuant to this
Agreement shall be made to:

                            [Intentionally Omitted]

     4. Buyer Claims. The procedure for payments from the Escrow Account shall be as follows:

     (a) From time to time but subject to Section 4(e) below, as Buyer determines that it is entitled to an indemnification payment under Section 12 of the Purchase Agreement or a payment with respect to Chapter 11 Claims under
Section 9.8 of the Purchase Agreement, Buyer may request payment from the Escrow Account Balance by giving written notice of its claim in substantially the form of Exhibit 1 to the Escrow Agent and the Sellers' Representative, certifying in such notice the nature of the claim, the amount of Damages, the provisions in the Purchase Agreement on which the claim is based and a certification that such request for payment is required to be made by any Sellers pursuant to Section
9.8 of the Purchase Agreement or Section 12 of the Purchase Agreement and being made in good faith (a "Claim Notice").

     (b) If the Escrow Agent has not received written objection to a Claim Notice given by Buyer in accordance with the preceding Section 4(a) from the Sellers' Representative within 15 banking days after receipt by the Escrow Agent and Sellers' Representative of the Claim Notice from Buyer, the claim stated in such Claim Notice shall be conclusively deemed to be approved by the Sellers' Representative and the Escrow Agent shall promptly thereafter pay to Buyer, in the manner specified in the Claim Notice, from the Escrow Account Balance the amount of such claim to the extent of the Escrow Account Balance, plus any interest accrued on such amount through the date of payment. The Escrow Agent shall have no responsibility to verify that Buyer has complied with the provisions of the preceding Section 4(a), but instead may assume that upon receipt of the request from Buyer, the provisions of Section 4(a) have been so complied with.

     (c) If within said 15 banking days the Escrow Agent shall have received from the Sellers' Representative a written objection to the claim by Buyer, certifying the nature of and grounds for such objection and that such objection is being made in good faith (a copy of which shall in each case be sent to Buyer by the Sellers' Representative in accordance with the provisions of Section 16 below), then such claim shall be deemed to be an "Open Claim" and the Escrow Agent shall reserve within the Escrow Account an amount of the Escrow Account Balance equal to the amount of the Open Claim (which amount for each Open Claim, together with any amounts earned pursuant to Section 2 after the date of receipt of the Claim Notice with respect to the amount stated in the Claim Notice, is referred to herein as the "Claim Reserve"). Such Open Claim shall be resolved in accordance with Section 4(d) of this Agreement.


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     (d) The amount constituting the Claim Reserve for each Open Claim shall be paid by the Escrow Agent from the Escrow Account Balance to Buyer only either
(i) in accordance with a joint written instruction by Buyer and the Sellers' Representative or (ii) if and to the extent consistent with a copy of a final determination, finding, order, judgment and/or award from a court or other agreed upon arbiter of competent jurisdiction and authority pertaining to the Open Claim, sent to the Escrow Agent and the Sellers' Representative by Buyer (each a "Final Determination"), and any portion of the Claim Reserve for such Open Claim not so required to be paid to Buyer shall be returned to the Escrow Account.

     (e) Upon the date that is 24 months after the date hereof, the Escrow Account Balance shall be paid to the Sellers' Representative less (i) any amount as to which a Final Determination has been made in favor of Buyer but which has not yet been paid to Buyer and (ii) any amounts that have been identified by Buyer in a Claim Notice but as to which a Final Determination has not yet been made. Notwithstanding this Section 4(e), (i) any amounts as to which a Final Determination has been made in favor of Buyer shall be paid to Buyer in accordance with Section 3(c) and (ii) any amounts that have been identified by Buyer in a Claim Notice as to which a Final Determination has not yet been made shall remain in the Escrow Account until a Final Determination has been made and shall be released to Buyer or the Sellers' Representative, as applicable, in accordance with such Final Determination and shall be paid in the manner specified in this Agreement. Any release of the Escrow Account Balance to the Sellers' Representative shall not be deemed or construed as a release of Sellers or Sellers' Representative, by Buyer, from any liability relating to the Purchase Agreement or this Agreement.

     5. Termination, (a) This Agreement shall terminate on the earliest to occur of:

          (i) the date on which the Escrow Agent shall have been notified in writing by both Buyer and the Sellers' Representative that this Agreement shall be terminated; or

          (ii) the date on which the Escrow Agent shall have delivered the entire Escrow Account Balance to Buyer and/or the Sellers' Representative in accordance with the provisions of Section 3 or
               Section 4 of this Agreement.

     In the event of a termination pursuant to clause (i) above, the Escrow Account Balance shall be delivered to such party or parties as are indicated in the written notice from Buyer and the Seller's Representative.

     (b) Upon termination of this Agreement as set forth in this Section 5, the Escrow Agent shall be discharged from all further obligations or responsibilities hereunder.

     6. Duties of Escrow Agent. The instructions of the parties set forth herein are irrevocable, and the Escrow Agent shall act only in accordance with such instructions and instructions contained in any amendment or amendments to this Agreement executed by all parties hereto and not in accordance with any contrary instructions from any third person. The


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duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement, and the Escrow Agent shall not be liable except for the performance of its duties and obligations as are specifically set forth herein.

     The Escrow Agent shall provide to the Sellers' Representative and Buyer monthly statements reflecting the Escrow Account Balance and the income earned thereon.

     7. Liability of Escrow Agent. In order to induce the Escrow Agent to act as escrow agent hereunder, the parties hereto agree that:

     (a) the Escrow Agent shall not in any way be bound or affected by any amendment or modification of this Agreement, unless the same shall have been agreed to in writing by the Escrow Agent;

     (b) the Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property, but in no event shall the Escrow Agent give the property held hereunder anything less than reasonable care;

     (c) the Escrow Agent may act in reliance upon, and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon, any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by the Escrow Agent to be genuine and to have been presented or signed by the proper party or parties;

     (d) the Escrow Agent shall not at any time be under any duty or responsibility to make a determination of any facts contained in any certificate delivered pursuant hereto or to make any independent verification of the statements or signatures in such certificate or amounts delivered thereby. The Escrow Agent shall not be responsible for any failure by Buyer, the Sellers' Representative or Sellers to comply with any of their respective covenants contained in this Agreement, the Purchase Agreement or any other agreement;

     (e) the Escrow Agent shall be under no duty or obligation to take any legal action in connection with this Agreement or to enforce, through the institution of legal proceedings or otherwise, any of its rights as Escrow Agent hereunder or any rights of any other party hereto pursuant to this Escrow Agreement or any other agreement, nor shall it be required to defend any action or legal proceeding which, in its opinion, would or might involve the Escrow Agent in any cost, expense, loss or liability;

     (f) the Escrow Agent may engage or be interested in any financial or other transaction with the parties hereunder as freely as if it were not the Escrow Agent hereunder;

     (g) the Escrow Agent shall be entitled to rely upon advice of counsel (the reasonable cost of which shall be borne by Buyer and Sellers) of its choosing in reference to any matter connected herewith, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence;


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     (h) notwithstanding anything to the contrary contained herein, if the
Escrow Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to this Agreement which, in its opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of or to the Escrow Account Balance or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction or other document), the Escrow Agent shall be entitled (but not obligated), without liability to anyone, to refrain from taking any action other than to use its best efforts to keep safely the Escrow Account Balance until the Escrow Agent shall be directed otherwise in writing by the other parties hereto or by an order, decree or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal, but the Escrow Agent shall be under no duty to institute or to defend any proceedings, although it may institute or defend such proceedings;

     (i) Buyer and the Sellers' Representative hereby authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Account Balance with the clerk of that court; and

     (j) this Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     8. Indemnification. Buyer and the Sellers' Representative on behalf of Sellers each covenant and agree to jointly and severally indemnify and hold harmless the Escrow Agent against any costs or expenses (including attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement, and in the event of any such claim, action, suit, proceeding or investigation: (a) Buyer, on the one hand, and the Sellers' Representative on behalf of Sellers, on the other hand, shall each pay the reasonable fees and expenses of counsel selected by the Escrow Agent, promptly as statements therefor are received; and
(b) Buyer and the Sellers' Representative on behalf of Sellers will cooperate in the defense of any such matter; except that Buyer and the Sellers' Representative on behalf of Sellers shall not have any obligation to indemnify the Escrow Agent against any cost, expense, judgment, fine, loss, claim, damage, liability or settlement amount arising out of or pertaining to this Agreement arising from the Escrow Agent's own gross negligence or willful misconduct. The obligations of Buyer and the Sellers' Representative under this paragraph shall survive: (i) the delivery of the Escrow Account Balance pursuant to this Agreement; (ii) the termination of this Agreement; and (iii) the resignation or removal of the Escrow Agent, In the event that Buyer or the Sellers' Representative makes any payment pursuant to this Section 8, the party making the payment shall have the right to seek contribution from the other party (or parties in the case of Sellers) in the aggregate amount of 50% of the amount so paid; provided, however, that in the event of a dispute between Buyer and the Sellers' Representative, the prevailing party in such proceeding shall be entitled to recover from the other party those costs and expenses of the Escrow Agent incurred under this Section 8 in connection with such proceeding, in addition to such other costs and expenses as may be applicable in such proceeding. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund


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for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder, without limiting the obligations of the Buyer and Sellers' Representative, on behalf of the Sellers, hereunder.

     9. Taxes. Buyer, on the one hand, and the Sellers' Representative on behalf of Sellers, on the other hand, jointly and severally agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Account Balance under this Agreement. Buyer and the Sellers' Representative undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. To the extent the Escrow Agent complies with such instructions, Buyer, on the one hand, and the Sellers' Representative on behalf of Sellers, on the other hand, jointly and severally agree to indemnify and hold the Escrow Agent harmless from any liability on account of the failure to withhold or deduct taxes or the failure to obtain proper certifications or to properly report to governmental authorities to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties.

     Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     10. Resignation. The Escrow Agent may at any time resign as Escrow Agent by mailing written notice to Buyer and the Sellers' Representative of such intention on its part, specifying the date on which its desired resignation shall become effective. Upon receiving such notice of resignation, Buyer and the Sellers' Representative shall promptly appoint a successor escrow agent by written instrument signed on behalf of Buyer and the Sellers' Representative, one copy of which shall be delivered to each of the resigning Escrow Agent and the successor escrow agent. If Buyer and the Sellers' Representative shall fail to make such appointment within a period of 30 days after they have been notified in writing of such resignation by the resigning Escrow Agent, then the resigning Escrow Agent may apply to any court of competent jurisdiction in the State of New York for the appointment of a successor escrow agent. Such resignation shall become effective upon the acceptance of the appointment by the successor escrow agent as provided in this Section 9. Upon resignation, the Escrow Agent shall be entitled to payment by Buyer and the Sellers' Representative of any amounts then due it hereunder. Any successor escrow agent shall have all the rights, obligations and immunities of the Escrow Agent set forth herein.

     11. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as set forth in Section 9, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, not to be unreasonably withheld or delayed, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.


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     12. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day. A banking day shall be any day on which the Escrow Agent's offices in New York, NY are open for business.

     13. Escrow Costs. The fees, costs and expenses payable to the Escrow Agent hereunder, including those identified on the Fee Schedule attached hereto, shall be paid (a) one- half by Buyer and (b) one-half by the Sellers' Representative on behalf of Sellers. The Escrow Agent shall be entitled to withhold from any payment to be made hereunder to any party hereunder amounts due from such party pursuant to this Agreement.

     The Escrow Agent acknowledges and agrees that it is holding the Escrow Account (and all amounts on deposit therein) in its capacity as escrow agent and that it has no right to apply amounts (including any investments) in the Escrow Account against any obligations of the other parties to this Agreement that do not arise under this Agreement.

     14. Taxpayer Identification Number and Withholding. Upon execution of this Agreement, Buyer and the Sellers' Representative on behalf of Sellers shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, as applicable, which shall include Buyer's and Sellers' respective Taxpayer Identification Numbers ("TIN") assigned by the Internal Revenue Service. In addition, all interest or other income earned under the Escrow Agreement shall be allocated and/or paid pursuant to the terms of this Agreement. Notwithstanding the terms of this Agreement, the Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution.

     15. Tax Treatment. Buyer and the Sellers' Representative (on behalf of the Sellers) agree that the funds that are transferred to the Escrow Account shall be treated as an installment obligation for purposes of Section 453 of the Internal Revenue Code of 1986, as amended. Buyer and the Sellers' Representative (on behalf of the Sellers) hereby agree to treat the Escrow Account Balance as owned by the Buyer and not received by the Sellers' Representative, in all cases to the extent not paid to the Sellers' Representative pursuant hereto, and to file all Tax Returns on a basis consistent with such treatment. All investment income earned or realized on the amounts in the Escrow Account Balance shall be accounted for by the Escrow Agent separately from the amount originally deposited in the Escrow Account and such investment income shall be treated as having been received by the Buyer for United States federal and state income tax purposes. Unless otherwise required by law, Buyer and the Sellers' Representative (on behalf of the Sellers) hereby agree that, for United States federal and state income tax purposes, Buyer shall report investment income as its income and shall report related expenses as its expenses.

     16. Notices. All notices and other communications pursuant to or in connection with this Agreement shall be in writing and shall be deemed to have been given and received when actually hand delivered, two banking days after dispatch by recognized overnight delivery service, or seven days after mailing by certified or registered mail with proper postage affixed and return receipt requested, in each case to the address of the party set forth below (or to


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any changed address provided by any party to the other parties by notice given as provided herein):

     If to Buyer:                Broadview Networks Holdings, Inc.
                                 800 Westchester Avenue
                                 5th Floor - Suite N501
                                 Rye Brook, NY 10573
                                 Attn: General Counsel
                                 Telecopy: (914)742-5818

     Copy to:                    Willkie Farr & Gallagher LLP
                                 787 Seventh Avenue
                                 New York, New York 10019
                                 Attn: Jeffrey R. Poss, Esq.
                                 Telecopy: (212) 728-9536

     And to:                     MCG Capital Corporation
                                 1100 Wilson Boulevard
                                 Suite 3000
                                 Arlington, VA 22209
                                 Attn: Samuel G. Rubenstein, General Counsel
                                 Telecopy: (703) 247-7545

     If to any Seller (or the
     Sellers' Representative):   LUK CLEC LLC
                                 315 Park Avenue South
                                 New York, New York 10010
                                 Attn: Joseph S. Steinberg, President
                                 Telecopy: (212) 598-4869

     Copy to:                    Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, NY 10153
                                 Attn: Andrea Bernstein, Esq.
                                 Telecopy: (212)310-8007

     If to Escrow Agent:         JPMorgan Chase Bank, N.A.
                                 4 New York Plaza, 21st Floor
                                 New York, New York 10004
                                 Attn: Audrey Mohan
                                 Telecopy: 212-623-6168

     17. Security Procedures. In the event that fund transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto ("Schedule 2"), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons


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and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 2, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the relevant party's executive officers ("Executive Officers"), which shall include the titles of President and Chief Financial Officer, as the Escrow Agent may select. The Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or the Sellers' Representative to identify (i) the beneficiary, (ii) the beneficiary's bank or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

     18. Account Opening Information. To assist the government in preventing the funding of terrorism and money laundering activities, pursuant to federal law the Escrow Agent is required to obtain, verify and record certain information that identifies each person or entity opening an escrow account. As such, concurrently with the execution of this Agreement, each of the Company, the Sellers' Representative, the Sellers, and Buyer shall provide any information requested by the Escrow Agent that will allow the Escrow Agent to identify each of the parties to this Agreement.

     19. Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties hereto (it being agreed that the Escrow Agent shall execute such amendment, modification or supplement unless such amendment, modification or supplement adversely affects the Escrow Agent or imposes additional duties or obligations on it hereunder).

     Any of the terms, covenants, representations, warranties or conditions hereof may be waived by a written instrument executed by the party or parties waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement and, except as otherwise expressly provided herein, no failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

     20. Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies, and such operating circulars of any Federal Reserve Bank, federal laws and regulations, funds transfer system rules and general commercial bank practices applicable to funds transfer and related activities.


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     21. Sellers' Representative. All references to Sellers in this Agreement may be treated by Escrow Agent and, if applicable, Buyer as references to Sellers' Representative. Any action taken by the Sellers' Representative, including, without limitation, the execution of any amendment or modification of this Agreement pursuant to Section 18, shall be deemed to have been taken by each of the Sellers. Escrow Agent and, if applicable, Buyer are hereby relieved from any liability to Sellers for any acts done by Escrow Agent or Buyer in accordance with any decision, act, consent or instruction of Sellers' Representative.

     22. Not Exclusive Remedy. Sellers acknowledge and agree that the remedies provided for herein (including the disbursements from the Escrow Account) shall not be Buyer's exclusive remedy in respect of any indemnification or other claim that Buyer may have in connection with the consummation of the transactions contemplated by the Purchase Agreement, and that Buyer shall, notwithstanding its execution and delivery of this Agreement, retain all of its rights and remedies that are provided for in the Purchase Agreement.

     23. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

     24. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any counterpart may be executed by facsimile signature, and such facsimile signature shall be deemed an original.

     25. Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     26. Entire Agreement. This Agreement, and, as among the Company, the Sellers' Representative, the Sellers, and the Buyer, the Purchase Agreement, including the schedules and exhibits attached hereto and thereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings regarding this subject matter, other than those expressly set forth or referred to herein or therein.

     27. Force Majeure. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        ATX COMMUNICATIONS, INC.


                                        By: /s/ David Larsen
                                            ------------------------------------
                                        Name: David Larsen
                                        Title: President

                                        As Seller's Representative:

                                        SELLERS' REPRESENTATIVE:


                                        LUK-CLEC LLC


                                        By: /s/ Joseph A. Orlando
                                            ------------------------------------
                                        Name: Joseph A. Orlando
                                        Title: Vice President

                                        BUYER:


                                        BROADVIEW NETWORKS HOLDINGS, INC.


                                        By: /s/ Corey Rinker
                                            ------------------------------------
                                        Name: Corey Rinker
                                        Title: CFO

                      [Signature Page to Escrow Agreement]

                                        ESCROW AGENT:

                                        JPMORGAN CHASE BANK. N. A.


                                        By: /s/ SAVERIO A. LUNETTA
                                            ------------------------------------
                                        Name: SAVERIO A. LUNETTA
                                        Title: VICE PRESIDENT

                      [Signature Page to Escrow Agreement]